Exhibit 99.1
                                                          CNL [GRAPHIC OMMITTED]



NEWS RELEASE


FOR INFORMATION CONTACT:
Carolyn B. Gosselin, APR
CNL Chief Communications Officer
(407) 540-2505                                             FOR IMMEDIATE RELEASE
                                                           August 3, 2004



          CNL HOTELS & RESORTS INC. TO POSTPONE INITIAL PUBLIC OFFERING

ORLANDO, FL - August 3, 2004 - Due to market conditions, CNL Hotels & Resorts, Inc., the nation's second largest hotel real estate investment trust ("REIT"), has determined that it is appropriate to postpone its firm underwritten offering and listing.

In light of this decision, the company is evaluating the treatment of previously accrued transaction costs related to its second quarter earnings, which will likely result in the write-off of some or all of these expenses.

ABOUT CNL HOTELS & RESORTS, INC.

CNL Hotels & Resorts, Inc. is the nation's second largest hotel REIT. The company owns and manages one of the most distinctive portfolios in the lodging industry. With a focus on luxury and upper upscale hotels and resorts, the $6 billion portfolio includes more than 130 hotels and resorts across North America that operate under both independent and corporate brands such as Marriott, Hilton and Hyatt.


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Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995
--------------------------------------------------------------------------------
Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The
Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.



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